February 14, 2003





Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We hereby consent to the inclusion of our Report of Independent Certified Public Accountants for International Financial Group, Inc. dated February 10, 2003, for the financial statements of July 31, 2002 and 2001 and the years then ended.

/s/ Miller and McCollom


MILLER AND MCCOLLOM
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado 80033